Exhibit 4(h)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, EXCEPT AS PROVIDED HEREIN NEITHER THE WARRANTS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A NEW REGISTRATION STATEMENT, OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN

                                                                No. UWU-__


                            UNIT WARRANT CERTIFICATE
                          Dated: _______________, 1998

               VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME

                         ON ______________________, 2003

                           EUROWEB INTERNATIONAL CORP.

                  _______ Warrants to Purchase _________ Units,
                             each Unit consisting of

                      one (1) share of Series A Convertible

                      Cumulative Redeemable Preferred Stock
                   and two (2) Common Stock Purchase Warrants

         EuroWeb International Corp., a Delaware corporation, (hereinafter referred to as the "Company") hereby certifies that

                                              - ------------------- -
or registered assigns, is entitled to purchase from the Company at any time after _______________, 1998 and before 5:00 P.M. New York, New York local time on ______________, 2003, _________________ (________) Units (hereinafter referred to as the "Units") of the Company (the number and character of such units being subject to adjustments as provided herein) in accordance with the number of Warrants indicated on the face hereof at the purchase price of $9.90 per Unit (hereinafter referred to as the "Unit Exercise Price"). This Warrant was issued pursuant to a certain Underwriting Agreement dated _____________, 1998 between the Company and J.W. Barclay & Co., Inc. ("Barclay") providing for the issuance of an aggregate of 100,000 Warrants (herein referred to as "Warrants") entitling Barclay to purchase an aggregate of 100,000 Units of the Company, each Unit consisting of one (1) share of Series A Convertible Cumulative Redeemable Preferred Stock ("Preferred Stock") and two (2) Common Stock Purchase Warrants ("Common Stock Warrants").

Each Common Stock Purchase Warrant shall be exercisable for one (1) share of Common Stock. Such Units, Preferred Stock and Common Stock Warrants are further described in the Company's registration statement (the "Registration Statement") (File No. 333-52841) filed with, and declared effective by, the Securities and Exchange Commission.

     1. EXERCISE OF WARRANTS. Upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company, together with a certified or bank cashier's check payable to the Company in the amount of the Unit Exercise Price times the number of Units of the Company being purchased, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the Units being purchased (the Units to be comprised of one share of Preferred Stock and two Common Stock Purchase Warrants, and being identical to the Units sold to the public pursuant to the terms of the aforesaid underwriting agreement). This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Warrant Certificates of like tenor entitling said holder to purchase the number of Units as to which this Warrant Certificate has not been exercised.

     2. EXCHANGE AND TRANSFER. This Warrant may be exchanged at any time prior to the exercise hereof, upon presentation and surrender to the Company, alone or with other Warrants of like tenor registered in the name of the same holder, for another Warrant or other Warrants of like tenor in the name of such holder exercisable for the same aggregate number of Units as the Warrant or Warrants surrendered. This Warrant may not be sold, transferred, hypothecated or assigned before ______________, 1999 except to officers of Barclay or to other members of the underwriting group or dealers in the selling group or to partners or officers of such members or such dealers in the selling group, with respect to the offering described in the Registration Statement, and after such date, it may be sold, transferred, hypothecated or assigned only subject to the provisions of Section 5 hereof.

     3. RIGHTS AND OBLIGATIONS OF WARRANTHOLDERS. The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of the Company's Preferred Stock is issued to the holder hereof upon exercise of some or all of the Warrants represented hereby, such holder shall, for all purposes, be deemed to have become the holder of record of such stock on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of such share certificate, except that if at the date of surrender of such Warrant Certificate and payment of the purchase price, the transfer books for the shares of Preferred Stock shall be closed, the holder of this Warrant Certificate shall not be deemed to have become the holder of record of such stock until the date on which such books shall be opened. Unless required by law or by applicable rule of any national securities exchange such transfer books shall not be closed at any one time for a period longer than 40 days. The rights of the holder of this Warrant Certificate are limited to those expressed herein and the holder of this Warrant Certificate, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including without limitation all the obligations imposed upon the holder hereof by Section
5. In addition, the holder of this Warrant Certificate, by accepting the same, agrees that the Company and its warrant agent, if any, may, prior to any presentation for registration of transfer, deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the warrant agent shall be affected by notice to the contrary.

     4.  PREFERRED STOCK AND COMMON STOCK WARRANTS.

     (a) The Company covenants and agrees that all shares of Preferred Stock delivered as part of the Units upon exercise of this Warrant Certificate will, upon delivery, be duly authorized, validly issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its Preferred Stock sufficient to permit the exercise in full of all outstanding Warrants.

     (b) The Company covenants and agrees that all Common Stock Warrants delivered upon exercise of this Warrant Certificate will, upon delivery, be duly authorized and validly issued, and free from all stamp taxes, liens, and charges with respect to the purchase thereof and will be valid and legally binding obligations of the Company in accordance with their terms (subject to bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and to general principles of equity). In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of its Common Stock sufficient to permit the exercise in full of all Common Stock Warrants to be issued as a result of the exercise of this Warrant Certificate.

     5. DISPOSITION OF WARRANTS OR UNITS. The holder of this Warrant Certificate and any transferee hereof or of the Units or the components of the Units (which term shall include the shares of Preferred Stock and Common Stock Warrants comprising the Units as well as the shares of Common Stock issuable upon the conversion of shares of Preferred Stock and upon the exercise of the Common Stock Warrants), by their acceptance thereof, hereby agree that (a) no public distribution of the Warrants or the Units or components thereof will be made in violation of the provisions of the Securities Act of 1933, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to the Warrants or the Units or components may be required by the Act, any public distribution of the Warrants or Units or components will be preceded or accompanied by, and made in a manner or on terms set forth in, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws. The holder of this Warrant Certificate and any such transferee hereof further agree that if any distribution of any of the Warrants or Units or components is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act as set forth above, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the

Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

     6. REGISTRATION. The Company further covenants and agrees as follows:

     (a) Upon receipt by the Company at any time during the period from ____________, 1999 to ____________, 2003 of a written request from Barclay or the holders of not less than fifty percent of the Warrants (including holders of Units and components thereof which may have been issued on exercise of any Warrants) to qualify or register the Warrants and/or the Units and the components thereof, in whole or in part, under the Act, the Company will, as promptly as practicable but in no event later than 60 days after receipt of such written request, at the Company's sole cost and expense: (i) prepare and file under the Act, a registration statement relating to such Warrants and/or Units and the components thereof to enable the holders thereof to offer and sell such securities in a public offering, (the term "registration statement" as used in this Section 6(a) being deemed to include any form which may be used to register a distribution of securities to the public for cash, a post-effective amendment to a registration statement, or a notification and offering circular pursuant to Regulation A when necessary to perfect an exemption thereunder), (ii) prepare and file with the appropriate state securities regulatory bodies ("Blue Sky" authorities) the necessary documents to register or qualify such Warrants and/or Units and the components thereof for public offering, (iii) deliver to each of the other holders of Warrants and Units and the components thereof written notice of its intention to register such Warrants and/or Units and components thereof at least 30 days prior to the anticipated filing date, (iv) if requested by any of such other holders of Warrants or Units or components thereof in writing delivered to the Company within twenty (20) days of the receipt of such written notice from the Company, include in such registration statement all, or any part, of the Warrants and/or Units and components thereof then held by such other holder, and (v) use its best efforts to cause such registration statement to become effective as promptly as possible and to keep such registration statement and Blue Sky filings current and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)(3) of the Act. In the event the registration statement is not filed within the period specified herein, the expiration date of the Warrants and the Common Stock Warrants shall be extended by a period of time equal to the delay in filing, and in the event the registration statement is not declared effective under the Act prior to ______________, 2003, the Company shall extend the expiration date of the Warrants and the Common Stock Warrants to a date not less than ninety (90) days after the effective date of such registration statement. In the event not all of the Warrants and Units and components thereof shall have been registered as provided above, the Company shall be obligated to file additional registration statements in accordance with the terms set forth in this Section 6(a) to register the remaining balance of the Warrants or Units and components thereof not so registered, except that the expenses therefor shall be borne by the holders of the Warrants and Units and components thereof in the event that the Company has previously borne the expenses in connection with the registration of the Warrants or the Units and components thereof pursuant to this Section 6(a).

     (b) In addition to the provisions in Section 6(a), in the event the Company shall at any time during the period described in Section 6(a) seek to further register or qualify any of its securities or the securities holdings of any of its controlling shareholders under the Act or "Blue Sky" laws, on each such occasion it shall furnish the holders of the Warrants and/or the underlying Units and components, with at least 30 days' written notice thereof and such holders shall have the option, without cost or expense, to include their Warrants and Units and the components thereof in such registration or qualification. Such holders shall exercise the "piggy-back rights" under this
Section 6(b) by giving written notice to the Company within twenty (20) days from the receipt of the written notice from the Company.

     (c) All expenses in connection with preparing and filing any registration statement under Sections 6(a) and (b) hereof (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company, subject to the last sentence of Section 6(a).

     7.  INDEMNIFICATION AND NOTIFICATION.

     (a) The Company will indemnify and hold harmless each holder of Warrants or Units (including the components thereof), and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statements therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (b) Each holder of Warrants or Units (including the components thereof) will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statements therein not misleading insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission being based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

     (c) Promptly after the receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable under this Section 7 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. ADJUSTMENT. The number of shares of Preferred Stock and the terms of the Common Stock Warrants included in the Units purchasable upon the exercise of the Warrants are subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

     (a) Definition of "Shares". As used herein, "Shares" shall mean shares of the Company's Series A Convertible Cumulative Redeemable Preferred Stock.

     (b) Change in Preferred Stock. If the Company shall at any time subdivide its outstanding Shares by recapitalization, reclassification or split-up, the number of Shares per Unit issuable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Shares by recapitalization, reclassification or combination, the number of Shares per Unit issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased.

     (c) Distribution of Securities or Other Assets. If the Company shall distribute to all of its holders of Shares any securities (which do not otherwise require any adjustment in the number of Shares issuable upon exercise of this Warrant) or other assets (other than a cash distribution made as a dividend payable out of earnings or out of earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Shares per Unit issuable upon exercise of this Warrant and the exercise price thereof prior to the record date of such distribution as may be necessary to preserve to the holders of the Warrants rights substantially proportionate to those enjoyed hereunder immediately prior to the happening of such distribution. Any such adjustment made by the Board of Directors reasonably made in good faith shall be final and binding on the holder hereof. Any such adjustment shall become effective as of the record date for distribution.

     (d) Effect of Sale, Merger or Consolidation. If any capital reorganization of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected after the date hereof, then as a condition of such reorganization, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate and in lieu of the Shares and Common Stock Warrants to be included in the Units underlying the Warrant, such shares of stock, securities or assets as the holder of the Warrant would have been entitled to receive if such holder had exercised the Warrant immediately prior thereto. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the holder of each Warrant, the obligation to deliver to the holder of each Warrant, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     (e) Notice to Warrantholders of Adjustment. Whenever the number of Shares per Unit is adjusted as herein provided, the Company shall cause to be mailed to the holders of Warrants in accordance with the provisions of this Section 8 a notice (i) stating that the number of Shares purchasable upon exercise of Warrants has been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

     (f) Notice to Warrantholders of Stock Dividends, Reorganizations, etc.. In case at any time after the date hereof:

        (1) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of the subdivision or combination of Shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the Units issuable upon exercise of the Warrants); or

        (2) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the holders of Warrants, not less than 45 days before any record date or other date set for definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares per Unit and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the shares of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

     (g) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If any fractional interest in a Share shall be deliverable upon the exercise of any Warrant or Warrants, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the average closing price, or if none, by the average closing bid price, of the Shares on the business day next preceding the day of exercise.

     (h) Adjustment of Common Stock Warrants. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Common Stock Warrants shall be determined by the anti-dilution and other adjustment provisions provided for by the terms of a certain Warrant Agreement dated _____________, 1998 between the Company and American Stock Transfer & Trust Company (the "Warrant Agreement"); such adjustments to be made to the same extent and in the same fashion as the adjustments, if any, made in the Common Stock Purchase Warrants sold to the public pursuant to the Registration Statement.

     9. SURVIVAL. The various rights and obligations of the holder hereof and of the Company as set forth in Sections 5, 6 and 7 hereof shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate, and upon the surrender of this Warrant Certificate and the exercise of all the Warrants represented hereby, the Company shall, if requested by the holder, deliver to the holder hereof its written acknowledgment of its continuing obligations under said Sections. The holders of the Warrants shall, if requested by the Company, deliver to the Company their written acknowledgment of their continuing obligations under said Sections.

     10. NOTICE. All notice required by this Warrant Certificate to be given or made by the Company shall be given or made by first class mail of the United States Postal Service, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company; provided that where notice is to be given pursuant to Sections 6, 7 and 8 hereof to holders of Units or components thereof who are not holders of Warrant Certificates, such notice shall be given or made in the manner noted above to the record owner of such Units or components at the address of such owner as shown on the books of the Company.

     11. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

                                         EUROWEB INTERNATIONAL CORP.

                                         By:__________________________________
                                            President

ATTEST:

--------------------------------
                       Secretary

                                   ASSIGNMENT

(To be executed by the registered holder to effect a transfer of the within Warrant)

   FOR VALUE RECEIVED, .... hereby sell, assign and transfer unto

                       ------------------------------------
                       (Name)

                       -------------------------------------------------------
                       (Address)

the right to purchase .................... Units of Series A Convertible
Cumulative Redeemable Preferred

Stock and Common Stock Purchase Warrants of EuroWeb International Corp. evidenced by the within Warrant, together with all right, title and interest therein, and do irrevocably constitute and appoint attorney to transfer the said right on the books of said Corporation with full power of substitution in the premises.

Dated, ..................................., 19 ....

                                         -------------------------------------
                                         Signature

                                  PURCHASE FORM
                    (To be executed upon exercise of Warrant)

To:   EUROWEB INTERNATIONAL CORP.

      The undersigned hereby exercises the right to purchase ..... Units of
Series A Convertible Cumulative Redeemable Preferred Stock and Common Stock Purchase Warrants of EuroWeb International Corp. according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.

Dated: ............................................... , 19...

                              -------------------------------------
                              Signature